SECURITIES AND EXCHANGE COMMISSION

                            Washington,  DC  20549

                                   FORM 8-K


                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934


                                 April 7, 1997
                                Date of Report
                       (Date of earliest event reported)


                  INTERNATIONAL CRYOGENIC SYSTEMS CORPORATION
            (Exact name of registrant as specified in its charter)


        Nevada                      33-19584                  23-2582701
  (State of Incorporation)     (Commission File No.)   (IRS Employer Ident. No.)


                              103 GUADALUPE DRIVE
                              CIBOLO, TEXAS 78108
                   (Address of principal executive offices)


                                  210-659-8450
                        (Registrant's telephone number)

























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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

International Cryogenic Systems Corporation (ICSC) has signed the definitive Plan of Agreement and Merger with Rotary Power International (RPI) on March 21, 1997. The terms of the merger agreement stipulate, among other matters, that each shareholder of RPI will receive .363 shares of the common stock of ICSC upon the culmination of the merger. RPI will file a proxy Statement and Registration Statement with the SEC, and will hold a shareholders meeting to approve the merger. When the merger has been closed, RPI will become a wholly-owned subsidiary of ICSC.

Rotary Power International is the internationally recognized leader in the development and commercialization of rotary engines (15-3000 horsepower) for use in industrial, marine and hybrid-electric vehicular markets. International Cryogenic Systems Corporation and related subsidiaries manufactures and markets commercial refrigeration packages and food freezing systems for use world-wide.


ITEM 5 - OTHER EVENTS

Change of Registrant's Name:

Effective April 1, 1997, the Registrant changed its name from International Cryogenic Systems Corporation to PowerCold Corporation.

Change of Registrant's Address:

Effective April 1, 1997, the Registrant changed its address
from - 103 Guadalupe Drive, Cibolo, Texas  78108
to - 22 Passaic Street, Wood-Ridge, New Jersey 07075.

New Director:

Effective April 1, 1997, Richard M. H. Thompson has been elected to the Board of Directors.

























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                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:   APRIL 7, 1997


                    INTERNATIONAL CRYOGENIC SYSTEMS CORPORATION

                    /s/Francis L. Simola
                    --------------------------
                    Francis L. Simola
                    President/CEO













































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